                                                                   EXHIBIT 10.18

                                 MATTEL, INC.

                                PIP EXCESS PLAN

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
SECTION 1.  GENERAL....................................................  1
      1.1.    Purpose..................................................  1
      1.2.    Enrollment Form..........................................  1

SECTION 2.  DEFINITIONS................................................  1
      2.1.    Account..................................................  1
      2.2.    Administrator............................................  1
      2.3.    Applicable Limitations...................................  1
      2.4.    Beneficiary.............................................   1
      2.5.    Board of Directors......................................   1
      2.6.    Change in Control.......................................   2
      2.7.    Code....................................................   2
      2.8.    Combined Voting Power...................................   2
      2.9.    Company.................................................   2
      2.10.   Company Automatic Credits...............................   3
      2.11.   Company Matching Credits................................   3
      2.12.   Compensation............................................   3
      2.13.   Deferrals...............................................   3
      2.14.   Deferred Compensation Plan..............................   3
      2.15.   Disability..............................................   3
      2.16.   Effective Date..........................................   3
      2.17.   Enrollment Form.........................................   3
      2.18.   ERISA...................................................   3
      2.19.   Exchange Act............................................   4
      2.20.   Independent Plan Administrator..........................   4
      2.21.   Investment Funds........................................   4
      2.22.   Late Retirement Date....................................   4
      2.23.   Normal Retirement Date..................................   4
      2.24.   Participant.............................................   4
      2.25.   Person..................................................   4
      2.26.   Personal Investment Plan................................   4
      2.27.   Plan....................................................   4
      2.28.   Plan Year...............................................   5
      2.29.   Predecessor Plan........................................   5
      2.30.   Severance...............................................   5
      2.31.   Transaction.............................................   5
      2.32.   Transfer Credits........................................   5
      2.33.   Valuation Date..........................................   5
      2.34.   Voting Securities.......................................   5

                                      -i-



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                                                                      Page
                                                                      ----
      2.35.    Year of Service.........................................  5

SECTION 3.  PARTICIPATION..............................................  5
      3.1.     Eligibility.............................................  5
      3.2.     Deferral Election.......................................  6
      3.3.     Time and Manner of Election.............................  6
      3.4.     Change of Election......................................  6
      3.5.     Investment Funds - Election and Change..................  6

SECTION 4.  ACCOUNTS...................................................  7
      4.1.     Establishment of Accounts...............................  7
      4.2.     Accounting for Participant's Interests..................  7
               (a)  Deferral Subaccount................................  7
               (b)  Company Automatic Credits Subaccount...............  7
               (c)  Company Matching Credits Subaccount................  8
               (d)  Transfer Credits Subaccount........................  8
               (e)  Adjustments to Subaccounts.........................  9
      4.3.     Vesting of a Participant's Account......................  9

SECTION 5.  BENEFITS...................................................  9
      5.1.     Distribution of Participant's Account...................  9
               (a)  Distribution Upon Severance........................  9
               (b)  Distribution Upon Retirement.......................  9
               (c)  Election of Optional Distribution Forms............ 10
      5.2.     Withdrawals............................................. 10
               (a)  Manner of Making Withdrawals....................... 10
               (b)  Substantial Penalty................................ 10
               (c)  Limitations on Withdrawals......................... 10
      5.3.     Death Benefits.......................................... 10
      5.4.     Acceleration of Distributions........................... 11

SECTION 6.  BENEFITS UNFUNDED.......................................... 11
      6.1.     Benefits Unfunded....................................... 11
      6.2.     Grantor Trust........................................... 12

SECTION 7.  THE ADMINISTRATOR.......................................... 12
      7.1.     Members................................................. 12
      7.2.     Action.................................................. 12
      7.3.     Right and Duties........................................ 12
      7.4.     Compensation, Indemnity and Liability................... 13
      7.5.     Taxes................................................... 13

SECTION 8.  CLAIMS PROCEDURE........................................... 13


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
      8.1.     Claims for Benefits..................................... 13
      8.2.     Appeals................................................. 14

SECTION 9.  AMENDMENT AND TERMINATION.................................. 14
      9.1.     Amendments.............................................. 14
      9.2.     Discontinuance of Plan.................................. 14

SECTION 10.  MISCELLANEOUS............................................. 14
      10.1.    Limitation on Participant's Rights...................... 14
      10.2.    Other Plans............................................. 14
      10.3.    Receipt or Release...................................... 15
      10.4.    Governing Law........................................... 15
      10.5.    Gender, Tense, and Headings............................. 15
      10.6.    Successors and Assigns.................................. 15

                                 MATTEL, INC.
                                PIP EXCESS PLAN

                              SECTION 1.  GENERAL

          1.1    Purpose.  Mattel, Inc., a Delaware corporation, hereby adopts
                 -------
the deferred compensation plan set forth below to provide Participants with a vehicle to make deferrals and provide benefits for their retirement in excess of the Applicable Limitations under the Code applicable to the Personal Investment Plan (as defined below). This Plan and the related Enrollment Form are intended to be an unfunded arrangement maintained by the Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA.

          1.2    Enrollment Form.  The specifications of this Plan that apply to
                 ---------------
any Participant are contained in a separate Enrollment Form executed by the Company and the Participant. The Enrollment Form constitutes a part of this Plan and its terms are incorporated into the Plan.


                            SECTION 2.  DEFINITIONS

          2.1    Account.  The record maintained by the Administrator to
                 -------
determine each Participant's interest under this Plan. Such Account shall be reflected as a book reserve entry in the Company's accounting records. Each Participant's Account shall consist of a Participant Deferral Subaccount, a Company Automatic Credit Subaccount, a Company Matching Credit Subaccount and a Transfer Credit Subaccount. Each subaccount may be allocated among designated Investment Funds offered by the Administrator.

          2.2    Administrator.  The person, persons or entity appointed by the
                 -------------
Board of Directors pursuant to Article 7 to manage and administer the Plan.

          2.3    Applicable Limitations.  The provisions of Code Sections
                 ----------------------
415(c), 401(a)(17), 401(k)(3) and 401(m) that limit the amount of deferrals and contributions that can be allocated to accounts of participants under the Personal Investment Plan.

          2.4    Beneficiary.  The person or persons (natural or otherwise)
                 -----------
designated by a Participant in accordance with Section 5.3 to receive any undistributed benefits under the Plan at the time of the Participant's death.

           2.5   Board of Directors.  The Board of Directors of the Company.
                 ------------------

           2.6   Change in Control.  A "Change in Control" shall be deemed to
                 -----------------
have occurred on:

          (a) The "Distribution Date" as that term is defined in Section 1(h) of the Company's Rights Agreement dated February 7, 1992, as it may be amended from time to time. The definition of "Distribution Date" contained in the Company's Rights Agreement shall continue to apply, notwithstanding the expiration or termination of that agreement; or

          (b) The date (during any period of two consecutive calendar years) that individuals who at the beginning of such period constituted the Company's Board of Directors cease for any reason (other than natural causes, including death, disability or retirement) to constitute a majority thereof; or

          (c) The date the stockholders of the Company approve:

              (1)  A plan of complete liquidation of the Company;

              (2) An agreement for the sale or disposition of all or substantially all of the assets of the Company; or

              (3) A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the stock that is outstanding immediately after the merger, consolidation, or reorganization, unless the Board of Directors of the Company determines by a majority vote prior to the merger, consolidation, or reorganization that no Change in Control will occur as a result of such transaction; or

          (d) The date a "Change in Control" occurs within the meaning of the term defined in the grantor trust agreement established under Section 6.2 hereof.

           2.7   Code.  The Internal Revenue Code of 1986, as amended from time
                 ----
to time, or any successor statute.

          2.8    Combined Voting Power.  The aggregate votes entitled to be cast
                 ---------------------
generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation.

           2.9   Company.  Mattel, Inc., a Delaware corporation.
                 -------

          2.10   Company Automatic Credits.  The amount credited to the
                 -------------------------
Participant's Account by the Company pursuant to the terms of Section 4.2(b) without regard to the Participant's Deferrals.

          2.11   Company Matching Credits.  The amount credited to the
                 ------------------------
Participant's Account by the Company pursuant to Section 4.2(c), based on the amount of the Participant's Deferrals under this Plan.

          2.12   Compensation.  The gross amount of a Participant's base salary
                 ------------
that is regularly scheduled to be paid to the Participant at specified intervals during any Plan Year, including amounts attributable to base salary deferred to this Plan, the Personal Investment Plan, or the Deferred Compensation Plan that, absent the election to defer, would have been payable to the Participant during such Plan Year and including salary reduction amounts excluded from income under Sections 125 and 129 of the Code. Compensation shall also include short-term disability payments from the Company until the earlier of a Participant's qualification for long-term disability benefits, Severance, or the end of the six-month period after the Participant's Disability commences. Short-term and long-term incentive bonuses are excluded from the definition of Compensation.

          2.13   Deferrals.  The amount credited to the Participant's Account to
                 ---------
reflect his interest in the Plan attributable to his elective deferrals of Compensation.

          2.14   Deferred Compensation Plan.  The Mattel, Inc. Deferred
                 --------------------------
Compensation Plan, as amended from time to time. The Deferred Compensation Plan is a separate unfunded nonqualified deferred compensation plan.

          2.15   Disability.  Unless otherwise defined in a disability plan or
                 ----------
insurance policy sponsored by the Company and covering the Participant, the inability of the Participant to perform his usual duties for the Company for an extended period by reason of mental or physical illness or injury. The Administrator may rely on the payment of benefits under any such disability plan or insurance policy as a determination of the Participant's Disability for purposes of this Plan. If the Participant is not covered by any such disability plan or insurance policy, the Administrator shall determine the Participant's Disability after receiving competent medical advice using nondiscriminatory standards.

           2.16  Effective Date.  The Effective Date of this Plan shall be
                 --------------
January 1, 1994.

          2.17   Enrollment Form.  The form executed by the Company and the
                 ---------------
Participant which sets forth the Participant's Deferral elections and other specifications of this Plan applicable to the Participant.

           2.18  ERISA.  The Employee Retirement Income Security Act of 1974, as
                 -----
amended from time to time, or any successor statute.

           2.19  Exchange Act.  The Securities Exchange Act of 1934, as amended
                 ------------
from time to time, or any successor statute.


          2.20   Independent Plan Administrator.  A person, persons or entity
                 ------------------------------
which, prior to a Change in Control has accepted in writing the position of Independent Plan Administrator under the grantor trust agreement established under Section 6.2 hereof. The appointment of the Independent Plan Administrator shall be determined under the provisions of the grantor trust agreement established under Section 6.2 hereof.

          2.21   Investment Funds.  The mutual funds, insurance policies,
                 ----------------
investment indexes or other measures of performance identified by the Administrator which shall be used to determine the return increments to be credited to each Participant's Account. The Investment Funds may be changed by the Plan Administrator, in its sole discretion, from time to time.

          2.22  Late Retirement Date.  A Severance after the Normal Retirement
                --------------------
Date.

          2.23   Normal Retirement Date.  The later of the date upon which a
                 ----------------------
Participant attains age 55 and completes five Years of Service.

          2.24   Participant.  A key management or highly compensated employee
                 -----------
of the Company or any participating affiliate that is a participating company as defined under the Personal Investment Plan who is employed as a Vice-President or higher employee classification who either completes an Enrollment Form or is credited with allocations to his Account and has not received a complete distribution of the amounts credited to his Account.

          2.25   Person.  Any individual, entity (including, without limitation,
                 ------
any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in (S) 14(d)(3) or (S) 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person shall not include the Company, any of its subsidiaries, or any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiary for or pursuant to the terms of any such plan.

          2.26   Personal Investment Plan.  The Mattel, Inc. Personal Investment
                 ------------------------
Plan, as amended from time to time. The Personal Investment Plan is a separate tax-qualified retirement plan and trust with a cash or deferred feature that satisfies the requirements of Code Sections 401(a), 401(k) and 501(a).

          2.27   Plan.  The Mattel, Inc. PIP Excess Plan as described herein and
                 ----
in the Enrollment Form entered into between the Company and the Participant designated therein, as such Plan and Enrollment Form may hereafter be amended.

          2.28   Plan Year.  The period with respect to which the records of the
                 ---------
Plan are maintained which shall be the twelve consecutive month period ending December 31.

          2.29   Predecessor Plan.  The Mattel, Inc. Personal Investment Plan
                 ----------------
Restoration Plan/Executive Deferred Compensation Plan, an unfunded, nonqualified, deferred compensation plan maintained by the Company prior to the Effective Date of this Plan.

          2.30   Severance.  A Participant's voluntary or involuntary
                 ---------
termination of employment with the Company for any reason at any time.

          2.31   Transaction.  Any merger, consolidation or recapitalization of
                 -----------
the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company); or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

          2.32   Transfer Credits.  The amount of deferred compensation credited
                 ----------------
under the Predecessor Plan that is automatically credited to this Plan, unless prior to the Effective Date, a one-time transitional election is made to defer such amounts under the terms of the Deferred Compensation Plan.

          2.33   Valuation Date.  The last day of each month within the Plan
                 --------------
Year and such other dates as may be determined by the Administrator for valuing Participant Accounts.

          2.34   Voting Securities.  All securities of a corporation having the
                 -----------------
right under ordinary circumstances to vote in an election of the board of directors of such corporation.

          2.35   Year of Service.  A period of service during which the
                 ---------------
Participant is credited with a year of service under the terms of the Personal Investment Plan.


                           SECTION 3.  PARTICIPATION

          3.1    Eligibility.  Any management or highly compensated employee
                 -----------
employed as a Vice-President or higher position classification shall be eligible to participate upon the execution of an Enrollment Form under this Plan or the Deferred Compensation Plan. For each Plan Year, the Enrollment Form shall specify the amount of the Participants's Deferral election. Employees who were participants in the Predecessor Plan also shall be eligible to participate in this Plan if Transfer Credits are credited to the Participant's Account under this Plan. An eligible employee shall become a Participant when amounts are credited to his Account.

          3.2    Deferral Election.  Each Participant may elect to defer any
                 -----------------
amount or percentage of his Compensation, up to a maximum of 15% of Compensation, in the manner prescribed by Section 3.3. The Deferral election shall apply to each item of Compensation that cannot be deferred to the Personal Investment Plan because of Applicable Limitations under the Code and that would be received (absent the Deferral election) by the Participant during the Plan Year for which the election is effective. Any amount of Compensation deferred hereunder by a Participant shall be allocated to the Participant's Deferral Subaccount.

          3.3    Time and Manner of Election.  When a Participant of the Company
                 ---------------------------
first becomes eligible to participate in the Plan, he may enter into an Enrollment Form and make a prospective election to defer Compensation at any time within 30 days after the date on which he becomes eligible. However, such election must be made prior to the period of service for which the Compensation subject to the deferral election would otherwise be payable. Any subsequent deferral election by the Participant must be made not later than 10 days prior to the beginning of the Plan Year for which the Compensation subject to the deferral election would otherwise be payable. An election to defer Compensation must be made in writing on an Enrollment Form and must be filed with the Plan Administrator. The Enrollment Form must specify the percentage or dollar amount of Compensation to be deferred. If an Eligible Employee fails to file an Enrollment Form with the Plan Administrator by the prescribed time, he will be deemed to have elected to not defer any Compensation under this Plan. Except as provided in Section 3.4 of this Plan, a Participant may not discontinue his election to participate or change the percentage of Compensation for a Year for which he elects to defer after the applicable date for making elections specified herein.

          3.4    Change of Election.  Upon written notice to the Administrator
                 ------------------
delivered not less than ten days prior to the beginning of the period of service in which the Participant's Compensation cannot be deferred to the Personal Investment Plan because of Applicable Limitations under the Code, a Participant may increase, decrease, or discontinue his existing Deferral election for the Plan Year. Absent any such election change, the Participant's existing Deferral election shall continue in effect for subsequent Plan Years. In addition, a Participant may at any time terminate an election and discontinue future Deferrals of Compensation under this Plan in a Plan Year by providing written notice to the Administrator not less than ten days prior to the start of the next period of service for which Compensation will be payable. In such event, Compensation earned for services subsequent to such termination will be paid directly to the Participant and will not be subject to his prior Deferral election. A Participant who elects to discontinue Deferrals under the Plan for a Plan Year may not recommence Deferrals under the Plan until the following Plan Year, at which time a new Enrollment Form must be completed.

          3.5    Investment Funds - Election and Change.  When a Participant
                 --------------------------------------
enters into an Election Form to defer Compensation in the manner prescribed by
Section 3.3, the Participant shall specify on the Enrollment Form, in the manner indicated on the Enrollment Form, the allocation of the Participant's deferred amounts among the designated Investment

Funds. A Participant can elect to change the Investment Fund allocation of the Participant's Accounts or subaccounts once each year (including inter-fund transfers of previously deferred amounts), in the manner and at the time specified by the Administrator; provided, however, that no part of the amounts previously credited to an Investment Fund that is a Stock Equivalent Account may be transferred to any other Investment Fund. Such change, if timely, shall be effective with respect to amounts deferred for the next period of service for which Compensation will be payable following the period of service in which such election is received and thereafter. For purposes of this Section a "Stock Equivalent Account" is an Investment Fund that is credited with the hypothetical purchase of whole shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). Any amounts credited or allocated to an Investment Fund that is a Stock Equivalent Account will be distributed in the form of Common Stock. In no event shall the Company be required to issue fractional shares in connection with a distribution of a Participant's Stock Equivalent Account. The value of fractional hypothetical shares of Common Stock shall be distributed in cash. The Plan Administrator may determine at any time in its sole discretion that no additional deferred amounts shall be credited to a Stock Equivalent Account for any Participant. In the event all Stock Equivalent Accounts are frozen, the Plan Administrator my permit any affected Participant to change his Investment Fund allocation with respect to additional deferred amounts.


                              SECTION 4.  ACCOUNTS

          4.1    Establishment of Accounts.  The Plan Administrator shall open
                 -------------------------
and maintain an Account for each Participant. Separate records shall be maintained of each Participant's Deferral Subaccount, Company Automatic Credits Subaccount, Company Matching Credits Subaccount and Transfer Credit Subaccount.

           4.2   Accounting for Participant's Interests.
                 --------------------------------------

          (a) Deferral Subaccount.  Each Participant's Deferral Subaccount shall
              -------------------
be credited with the amounts of Compensation deferred by the Participant pursuant to the Deferral election specified in his Enrollment Form. In addition, amounts of Compensation that the Participant elects to defer under the Deferred Compensation Plan will automatically be treated as Deferrals that are credited under and subject to the terms and conditions of this Plan to the extent required to obtain the maximum Company Matching Credit under Section 4.2(c); provided, however, that an employee who elects to defer Compensation under the terms of the Deferred Compensation Plan may elect, according to the terms of the Deferred Compensation Plan, that the Compensation deferred under the Deferred Compensation Plan, in whole or in part, shall not be treated as Deferrals under this Plan. Deferrals will be credited at the time such amounts would otherwise be payable to the Participant. The Deferral Subaccount shall also be credited with the adjustments provided by Section 4.2(e) below.

          (b) Company Automatic Credits Subaccount.  On each Valuation Date, the
              ------------------------------------
Company Automatic Credits Subaccount of each Participant shall be credited with the Company Automatic Credit amount. The Company Automatic Credit amount shall be determined by subtracting the amount of the Company contribution allocated to the Participant's Company contribution account under the Personal Investment Plan from the amount determined under the following schedule, according to the Participant's attained age as of the preceding Valuation Date, as follows:

            Participant's Age at             Percentage of
            Last Valuation Date              Compensation
            -------------------              ------------

          20 1/2 but less than 30 years         3%
          30 but less than 40 years             4%
          40 but less than 45 years             5%
          45 but less than 50 years             6%
          50 but less than 50 years             7%
          55 years and older                    8%

The maximum Company Automatic Credit pursuant to this Section 4.2(b) shall be an amount determined by the schedule above, reduced by Company contributions allocated to the Participant's Company contribution account under the Personal Investment Plan. The Company Automatic Credits Subaccount shall also be credited with the adjustments provided by Section 4.2(e) below.

          (c) Company Matching Credits Subaccount.  On each Valuation Date, the
              -----------------------------------
Company Matching Credits Subaccount of each Participant shall be credited with the Company Matching Credit amount determined by subtracting the amount of the Company matching contributions allocated to the Participant's Company matching account under the Personal Investment Plan from the amount which is the sum of the amounts in (1) and (2) below:

                    (1) An amount equal to 100% of Deferrals equal to the first two percent (2%) of Compensation.

                    (2) An amount equal to 50% of Deferrals equal to the next four percent (4%) of Compensation.

The maximum Company Matching Credit pursuant to this Section 4.2(c) shall be an amount equal to the sum of amounts in (1) and (2) above reduced by the Company matching contributions allocated to the Participant's Company matching account under the Personal Investment Plan. The Company Matching Credit Subaccount shall also be credited with the adjustments provided by Section 4.2(e) below.

          (d) Transfer Credits Subaccount. The Transfer Credits Subaccount shall
              ---------------------------
be credited with all Transfer Credits attributable to the amount of any deferred compensation credited under the Predecessor Plan, plus the adjustments provided by Section 4.2(e) below. Amounts attributable to the Predecessor Plan shall be treated as Transfer Credits that will become subject to all the terms and conditions of this Plan, unless prior to the Effective Date, a one-time transitional election is made to defer such amounts under the terms of the Deferred Compensation Plan. Such transitional election shall be made by executing a form prescribed by the Administrator.

          (e) Adjustments to Subaccounts.  On each Valuation Date, each
              --------------------------
Participant's designated Investment Fund subaccounts shall be increased (or decreased) by an amount equal to the product of (1) the applicable rate of return of the designated Investment Funds and (2) the amount in the Participant's Accounts attributable to each designated Investment Fund subaccount as of the immediately preceding Valuation Date, reduced by any distributions therefrom.

          4.3    Vesting of a Participant's Account.  Except as provided by
                 ----------------------------------
Section 5.2, a Participant's interest in his Account at all times shall be 100% vested and nonforfeitable.


                              SECTION 5.  BENEFITS

           5.1   Distribution of Participant's Account.
                 -------------------------------------

          (a) Distribution Upon Severance.  In the event the Participant has a
              ---------------------------
Severance for any reason, including death, Disability or retirement upon the Participant's Normal Retirement Date or Late Retirement Date, except as provided in Section 5.1(b), the Plan Administrator shall pay the Participant the vested amount of his Account under the Plan. The value of the Participant's Account shall be paid by the Company in a lump sum payment no later than March 30 of the Plan Year following the Participant's Severance.

          (b) Distribution Upon Retirement.  A Participant who has a Severance
              ----------------------------
due to retirement upon the Participant's Normal Retirement Date or Late Retirement Date, shall be entitled to elect a distribution under one of the following optional forms of distribution:

                      (1) In a lump sum payment no later than March 30 of the Plan Year following the Participant's Severance;

                      (2) In five (5) substantially equal annual installment payments commencing no later than March 30 of the Plan Year following the Participant's Severance; or

                  (3) In ten (10) substantially equal annual installment payments commencing no later than March 30 of the Plan Year following the Participant's Severance.

          (c) Election of Optional Distribution Forms.  The method of retirement
              ---------------------------------------
distribution under Section 5.1(b) shall be selected by the Participant on the initial Enrollment Form prescribed by the Administrator. Once elected, the method of retirement distribution selected by the Participant on the initial Enrollment Form is irrevocable, except as provided herein. If the method of retirement distribution selected by the Participant on the initial Enrollment Form is a lump sum payment described in Section 5.1(b)(1), the Participant may make a one-time election to change the method of distribution to an installment method described in Section 5.1(b)(2) or Section 5.1(b)(3). Such one-time election may be made at any time that is not less than one year prior to the Participant's Severance due to retirement upon the Participant's Normal Retirement Date or Late Retirement Date (a "retirement Severance"). An election made less than one year prior to such retirement Severance shall be void and shall not have any force or effect. In such event, the Participant's Account will be distributed as a lump sum payment pursuant to Section 5.1(b)(1). In the event that a Participant for any reason fails to select a method of distribution on the initial Enrollment Form, the Participant shall be deemed to have selected a lump sum payment.

           5.2   Withdrawals.
                 -----------

          (a) Manner of Making Withdrawals.  Upon reasonable notice, a
              ----------------------------
Participant shall be permitted to withdraw at any time all or a portion of the amount credited to his Account (less a substantial penalty) by filing a written request with the Plan Administrator specifying the amount to be withdrawn.

          (b) Substantial Penalty.  Any withdrawal pursuant to this Section 5.2
              -------------------
shall subject the Participant to a substantial penalty equal to at least six percent (6%) of the amount of the requested withdrawal. The Administrator, upon reasonable notice to Participants, may change the penalty percentage to which withdrawals are subject, provided such penalty shall never be less than six percent (6%). The amount of any penalty shall be treated as a forfeiture and shall not be subject to reinstatement. The Company and the Administrator shall be released from any further liability for the withdrawn benefit amount and the penalty amount. In addition, a Participant who makes a withdrawal shall not be eligible to make additional Deferrals or to receive additional Company credits in this Plan during the Plan Year in which the withdrawal is made and the next following Plan Year.

          (c) Limitations on Withdrawals.  The Administrator may prescribe
              --------------------------
nondiscriminatory rules and procedures limiting the frequency with which a Participant may make a withdrawal under the Plan and the minimum amount a Participant may withdraw on any single occasion.

          5.3    Death Benefits.  In the event the Participant dies prior to a
                 --------------
Severance, the Company agrees to pay the amount due under Section 5.1 to the Participant's designated

Beneficiary no later than March 30 of the Plan Year following the Participant's death. If the Participant dies after Normal Retirement Date at a time when installment payments have commenced, the remaining installments will be paid to the Participant's Beneficiary in a lump sum no later than March 30 of the year following death. Such Death Benefit shall be payable to the Beneficiary designated by the Participant in a written Beneficiary designation filed with the Company; or if no designation shall be in effect at the time of Participant's death or if all designated Beneficiaries shall have predeceased the Participant, then the Beneficiary shall be the following (in the priority of the order listed):

                 (a) The Participant's surviving spouse;

                 (b) The Participant's surviving children, including adopted children;

                 (c) The Participant's surviving parents; or

                 (d)  The Participant's estate.

The determination by the Administrator as to which persons, if any, qualify within the foregoing categories shall be final and conclusive upon all persons. Written consent of the Participant's spouse is required for the Participant's initial or subsequent designation of a Beneficiary other than the Participant's spouse, unless the Participant establishes to the satisfaction of the Administrator that such written consent cannot be obtained because there is no spouse, or because the spouse cannot be located. The designation of Beneficiary and spousal consent shall be made in writing on the Enrollment Form and may be changed at any time, without regard to the restrictions applicable to the timing and frequency of Deferral Elections.

          5.4    Acceleration of Distributions.  If as a result of a failure by
                 -----------------------------
the Company to satisfy the terms of any covenant in one or more of its bank loan agreements, any lender exercises a right to accelerate any bank loan outstanding to the Company, the Administrator, in its sole discretion, may elect to accelerate payment of any or all Participant Accounts, without regard to any Participant elections.


                         SECTION 6.  BENEFITS UNFUNDED

          6.1    Benefits Unfunded.  The benefits provided by this Plan shall be
                 -----------------
unfunded. All amounts payable under this Plan to the Participant shall be paid from the general assets of the Company, and nothing contained in this Plan shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participant. This Plan shall create only a contractual obligation on the part of the Company, and Participant shall have the status of a general unsecured creditor with respect to the benefit obligations hereunder or any other obligation of the Company to pay benefits pursuant hereto. Any funds of the Company available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Company, and may be used for any purpose by the Company.

          6.2    Grantor Trust.  Although the Company is responsible for the
                 -------------
payment of all benefits under the Plan, the Company may, in its discretion, contribute funds or assets (including insurance policies on the life of any or all Participants and securities issued by the Company) to a grantor trust for the purpose of paying benefits under this Plan. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Company or any adopting affiliate. To the extent any benefits provided under the terms of the Plan are actually paid from the trust, the Company or such adopting affiliate shall have no further obligation with respect thereto. To the extent any benefits provided under the terms of the Plan are not paid from the trust, such benefits shall remain the obligation of and shall be paid by the Company or the adopting affiliate. References to payments by the Company shall be deemed to include payments by the Company or by an adopting affiliate, as the context may require. The Participants shall have the status of unsecured creditors insofar as their legal claim for benefits under the Plan and the Participants shall have no security interest or preferred claim in or to the assets of any such grantor trust.


                         SECTION 7.  THE ADMINISTRATOR

          7.1    Members.  The Administrator shall consist of a committee, an
                 -------
individual, an entity appointed by the Board of Directors to serve at its pleasure, or the Company. The Administrator, or any member thereof, shall not be required to be employees of the Company. The Administrator may resign by giving notice, in writing, filed with the Board of Directors. If no Administrator has been appointed by the Company, or if the person designated as Administrator by the Company is not serving as such for any reason, the Company shall be deemed to be the Administrator of the Plan.

          7.2    Action.  Action of the Administrator may be taken with or
                 ------
without a meeting; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee, the appointed individual or entity is the Participant subject to the Plan, such Participant shall not participate in any decision which solely affects the Participant. The Administrator shall for purposes of administering the Plan choose a secretary who shall keep minutes of the Administrator's proceedings and all records and documents pertaining to the administration of this Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrator.

          7.3    Right and Duties.  The Administrator, on behalf of the
                 ----------------
Participants, shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                 (a) to construe, interpret, and administer this Plan;

                 (b) to make determinations required by this Plan, and to maintain records regarding Participants' benefits;

                 (c) to compute and certify to the Company the amount and kinds of benefits payable to Participant or Participant's Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

                 (d) to authorize all disbursements by the Company pursuant to this Plan;

                 (e) to maintain all the necessary records of the administration of this Plan; and

                 (f) to make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof.

          7.4.   Compensation, Indemnity and Liability.  The Administrator shall
                 -------------------------------------
serve as such without bond and without compensation for services hereunder. All expenses of the Administrator shall be paid by the Company. If the Administrator is a committee, no member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct or gross negligence. The Company shall indemnify and hold harmless the Administrator and each member of the committee, if any, against any and all expenses and liabilities arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence.

          7.5.   Taxes.  If the whole or any part of any Participant's benefit
                 -----
shall become liable for the payment of any estate, inheritance, income, employment or other tax which the Company is required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the benefit of the Participant whose benefits hereunder are so liable. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary. To the extent benefits paid hereunder are wages or compensation, the Company shall be entitled to deduct, withhold and pay any applicable income or employment taxes from amounts otherwise payable to Participant hereunder.


                          SECTION 8.  CLAIMS PROCEDURE

          8.1.   Claims for Benefits.  If the Participant or Beneficiary
                 -------------------
(hereunder, "Applicant") does not receive timely payment of any benefits which Applicant believes are due and payable under the Plan, Applicant may make a claim for benefits to the Administrator. The claim for benefits must be in writing and addressed to the Administrator or to the Company. If the claim for benefits is denied, the Administrator shall notify the Applicant in writing within 90 days after the Plan Administrator initially received the benefit claim. Any notice of a denial of benefits shall advise the Applicant of the basis for the denial, any additional material or information necessary for the Applicant to perfect his claim and the steps which the Applicant must take to have his claim for benefits reviewed.

          8.2.   Appeals.  Each Applicant whose claim for benefits has been
                 -------
denied may file a written request for a review of his claim by the Administrator. The request for review must be filed by the Applicant within 60 days after receipt of the written notice denying the claim. The decision of the Administrator will be made within 60 days after receipt of a request for review and shall be communicated in writing to the Applicant. Such written notice shall set forth the basis for the Administrator's decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Administrator's decision shall be rendered not later than 120 days after receipt of a request for review.


                     SECTION 9.  AMENDMENT AND TERMINATION

          9.1.   Amendments.  The Company shall have the right to amend this
                 ----------
Plan in whole or in part from time to time by resolution of the Board of Directors, and to amend and cancel any amendments; provided, however, that no action under this Section shall cancel or affect in any way the amount of the Participant's previously accrued vested benefits. An amendment shall be in writing and executed by a duly authorized officer of the Company. The Participant shall be bound thereby.

          9.2.   Discontinuance of Plan.  The Company expects to continue this
                 ----------------------
Plan indefinitely, but does not obligate itself to do so. The Company reserves the right to discontinue and terminate the Plan at any time, for any reason (including a change, or an impending change, in the tax laws of the United States or the State of California), by resolution of the Board of Directors. If the Plan is terminated, the Administrator shall be notified of such action in a writing executed by a duly authorized officer of the Company, and the Plan shall be terminated at the time therein set forth. Termination of the Plan shall be binding on the Participant, but in no event may such termination cancel or otherwise affect in any way the Participant's previously accrued vested benefits. If this Plan is terminated, the Participant's previously accrued vested benefits shall be paid within 90 days after the first day of the month following the termination.


                           SECTION 10.  MISCELLANEOUS

          10.1.  Limitation on Participant's Rights.  This Plan shall not give
                 ----------------------------------
Participant the right to be retained in the Company's employ or any right or interest to any assets of the Company other than as herein provided. The Company reserves the right to terminate the employment of Participant without any liability for any claim against the Company except to the extent provided herein.

          10.2.   Other Plans. This Plan shall not affect the right of
                 -----------
Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

          10.3.  Receipt or Release.  Any payment to a Participant in accordance
                 ------------------
with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Administrator and the Company, and the Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

          10.4.  Governing Law.  This Plan shall be construed, administered, and
                 -------------
governed in all respects in accordance with the laws of the State of California. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

          10.5.  Gender, Tense, and Headings.  In this Plan, whenever the
                 ---------------------------
context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

          10.6.  Successors and Assigns.  This Plan shall inure to the benefit
                 ----------------------
of, and be binding upon, the parties hereto and their successors and assigns; provided, however, subject to the provisions of applicable law regarding domestic relations orders, that the benefits hereunder shall not be assignable or transferable and, except as provided by Section 7.5, any purported transfer, assignment, encumbrance, or attachment thereof shall be void and of no effect. In the event of a dispute involving any individual's right to receive the benefit hereunder, the Administrator or the Company may enter an interpleader action. Payment of the benefit to a court of competent jurisdiction with proper notice to the appropriate parties in dispute shall be in full satisfaction of all claims against the Administrator and the Company as to the Plan, and shall be equivalent to a receipt and release pursuant to Section 10.3.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

                                    MATTEL, INC.



Dated: August 17, 1998              By:  /s/ Alan Kaye
      _________________                 __________________________